EXHIBIT 32.1

                  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q/A of IceWEB, Inc. for the period ended December 31, 2004, I, John R. Signorello, Chairman and Chief Executive Officer of IceWEB, Inc., hereby certify pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

         (1) such Quarterly Report on Form 10-QSB/A of IceWEB, Inc. for the period ended December 31, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) the information contained in such Quarterly Report on Form 10-QSB/A of IceWEB, Inc. for the period ended December 31, 2004, fairly presents, in all material respects, the financial condition and results of operations of IceWEB, Inc.

Dated: November 9, 2005                By: /s/ John R. Signorello
                                       John R. Signorello
                                       Chairman and CEO,
                                       Principal executive officer, principal
                                       financial and accounting officer


[A signed original of this written statement required by Section 906 has been provided to IceWEB, Inc. and will be retained by IceWEB, Inc. and furnished to the United States Securities and Exchange Commission or its staff upon request.]